EXHIBIT 3.6


                             Bylaws
                               Of
               ActiveViews Acquisition Corporation

                    Article I.     - Offices

     Section 1.01. Principal Office. The board of directors is hereby granted full power and authority to change the principal office from one location to another in the State of Utah.

     Section 1.02. Other Offices. Branch or subordinate offices may at any time be established by the board of directors at any place or places where the corporation is qualified to do business.

            Article II.    - Meetings of Shareholders

     Section 2.01. Meeting Place. All annual meetings of shareholders and all other meetings of shareholders shall be held either at the principal office, or at any other place within or without the State of Utah that the board may designate, pursuant to authority hereinafter granted to the board, or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.

     Section  2.02.   Annual Meetings.  The  annual  meetings  of
shareholders shall be held on the date and at the time fixed, from time to time, by the directors, provided, however, that the first annual meeting shall be held within thirteen months after the organization of the corporation and each successive annual meeting shall be held on the date and at the time fixed by the directors. Written notice of each annual meeting signed by the president or the secretary, or an assistant secretary, or by such other person or persons as the directors shall designate, shall be given to each shareholder entitled to vote thereat, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given to him, if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which such office is located. All such notices shall be sent to each shareholder entitled thereto not less than ten (10) nor more than sixty (60) days before each annual meeting, and shall specify the place, the day and the hour of such meeting, and shall also state the purpose or purposes for which the meeting is called.

     Section 2.03. Special Meetings. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the president or by the board of directors, or by one or more shareholders holding not less than 10% of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify in addition to the place, day and hour of such meeting, the purpose or purposes for which the meeting is called.

     Section 2.04. Adjourned Meetings And Notice Thereof. Any shareholder's meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at any such meeting. When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

     Section 2.05. Entry Of Notice. Whenever any shareholder entitled to vote has been absent from any meeting of shareholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such shareholders, as required by law and the Bylaws of the corporation.

     Section 2.06. Voting. At all annual and special meetings of stockholders entitled to vote thereat, every holder of stock issued to a bona fide purchaser of the same, represented by the holders thereof, either in person or by proxy in writing, shall have one vote for each share of stock so held and represented at such meetings, unless the Articles of Incorporation of the company shall otherwise provide, in which event the voting rights, powers and privileges prescribed in the said Articles of Incorporation shall prevail. Voting for directors and, upon demand of any stockholder, upon any question at any meeting shall be by ballot.

     Section 2.07. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any
meeting  shall  constitute  a  quorum  for  the  transaction   of
business.   The  shareholders present at a duly  called  or  held
meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 2.08. Consent Of Absentees. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written Waiver of Notice, or a consent to the holding of such meeting, or an approval or the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of this meetings.

     Section 2.09. Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the shareholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

                   Article III.   - Directors

     Section 3.01. Powers. Subject to the limitations of the Articles of Incorporation or the Bylaws, and the provisions of the Utah Revised Business Corporation Act (Utah Code Ann. 16-10a-101 et. seq. (the "Act")) as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

       (a) To select and remove all the other officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or the Bylaws, fix their compensation, and require from them security for faithful service.

       (b) To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, with the Articles of Incorporation or the Bylaws, as they may deem best.

       (c) To change the principal office for the transaction of the business of the corporation from one location to another within the same state as provided in Article I - Section 1.01 hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of Utah, as provided in Article I - Section 1.02, hereof; to designate any place within or without the State of Utah for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

       (d) To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

       (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

       (f) To appoint an executive committee and other committees and to delegate to the executive committee any of the powers and authority of the board in management of the business and affairs of the corporation, except the power to declare dividends and to adopt, amend or repeal Bylaws. The executive committee shall be composed of one or more directors.

       (g) To prescribe the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock in accordance with the Act.

     Section 3.02. Number And Qualification Of Directors. Except as provided in subsection (i) below, the corporation's board of
directors  shall consist of a minimum of three individuals.   (i)
Before  any  shares  are  issued,  the  corporation's  board   of
directors  may  consist of one or more individuals.   (ii)  After
shares are issued and for as long as a corporation has fewer than
three   shareholders  entitled  to  vote  for  the  election   of
directors, the corporation's board of directors may consist of a number of individuals equal to or greater than the number of
those  shareholders.   (iii)  However,  the  maximum  number   of
directors that may serve without amending these Bylaws shall be five.

     Section 3.03. Election And Term Of Office. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of
shareholders.   All  directors  shall  hold  office  until  their
respective successors are elected.

     Section 3.04. Vacancies. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders. A vacancy or vacancies in the board of director shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the board of directors accept the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

     Section 3.05. Place Of Meetings. Regular meetings of the board of director shall be held at any place within or without the State which has been designated from time to time by resolution of the board or by written consent of all members of the board.
In the absence of such designation regular meeting shall be held at the principal office of the corporation. Special meetings of the board may be held either at a place so designated, or at the principal office.

     Section 3.06. Organization Meeting. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed.

     Section 3.07. Other Regular Meetings. Other regular meetings of the board of directors shall be held without call at such time as shall be fixed from time to time by the board of directors. Notice of all such regular meetings of the board of directors is hereby dispensed.

     Section 3.08. Special Meetings. Special meetings of the board of directors for any purpose or purposes shall be called at any time by the president, or, if he is absent or unable or refuses to act, by any vice president or by any two directors. Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by mail or other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least forth-eight (48) hours prior to the time of the holding of the meeting.
In case such notice is delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

     Section 3.09. Notice Of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given to absent directors, if the time and place be fixed at the meeting adjourned.

     Section 3.10. Entry Of Notice. Whenever any director has been absent from any special meeting of the board of directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such special meeting was given to such director, as required by law and the Bylaws of the corporation.

     Section 3.11. Waiver Of Notice. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present sign a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 3.12. Quorum. A majority of the authorized number of directors shall be necessary to constitute a quorum for the
transaction   of  business,  except  to  adjourn  as  hereinafter
provided.   Every act or decision done or made by a  majority  of
the directors present at a meeting duly held at which a quorum is present, shall be regarded as the act of the board of directors, unless a greater number be required by law or by the Articles of Incorporation.

     Section 3.13. Adjournment. A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the board.

     Section 3.14. Fees And Compensation. Directors shall not receive any stated salary for their services as directors, but by resolution of the board, a fixed fee, with or without expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

                     Article IV.    Officers

     Section 4.01. Officers. The officers of the corporation shall be a president, a secretary, and a treasurer. The corporation may also have, at the direction of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 4.03 of this Article. Officers other than
president  and chairman of the board need not be directors.   Any
person may hold two or more offices.

     Section 4.02. Election. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 4.03 or Section 4.05 of this Article, shall be chosen annually by the board of directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

     Section 4.03.  Subordinate Officers, Etc.  The board of directors
may   appoint  such  other  officers  as  the  business  of   the
corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the board of directors may from time to time determine.

     Section 4.04. Removal And Resignation. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board. Any officer may resign at any time by giving written notice to the board of directors or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.05. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

     Section 4.06. Chairman Of The Board. The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the board of directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the Bylaws.

     Section 4.07. President. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the  board, if there be such an officer, the president  shall  be the chief executive officer of the corporation and shall, subject
to   the   control  of  the  board  of  directors,  have  general
supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and the board of directors or the Bylaws may prescribe.

     Section 4.08. Vice President. In the absence or disability of the president, the vice presidents in order of their rank as fixed by the board of directors, or if not ranked, the vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the Bylaws.

     Section 4.09. Secretary. The secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the board of directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors'
meetings,  the  number  of  shares  present  or  represented   at
shareholders' meetings and the proceedings thereof. The secretary shall keep, or cause to be kept, at the principal office, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of share held by each; the number and date of certificates issued for the
same,   and  the  number  and  date  of  cancellation  of   every
certificate surrendered for cancellation. The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors required by the Bylaws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the Bylaws.

     Section 4.10. Treasurer. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of  the  properties and business transactions of the corporation,
including   accounts   of  its  assets,  liabilities,   receipts,
disbursement,  gains, losses, capital, surplus and  shares.   Any
surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any director. The treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors.
He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the Bylaws.

                 Article V.     - Miscellaneous

     Section 5.01. Record Date And Closing Stock Books. The board of directors may fix a time, in the future, not exceeding fifteen
(15) days preceding the date of any meeting of shareholders, and not exceeding thirty (30) days preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and in such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The board of directors may close the books of the corporation against transfers of shares during the whole, or any part of any such period.

     Section 5.02. Inspection Of Corporate Records. The share register or duplicate share register, the books of account, and minutes of proceedings of the shareholders and directors shall be open to inspection upon the written demand of any shareholder or the holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his interests as a shareholder, or as the holder of a voting trust certificate, and shall be exhibited at any time when required by the demand of ten percent (10%) of the shares represented at any shareholders' meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the president, secretary or assistant secretary of corporation.

     Section 5.03. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of
indebtedness,   issued  in  the  name  of  or  payable   to   the
corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

     Section 5.04. Annual Report. The board of directors of the corporation shall cause to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year an annual report.

     Section 5.05. Contracts, Etc., How Executed. The board of directors, except as in the Bylaws otherwise provided, may authorize any officer of or officers, agent or agents, to enter into any contract, deed or lease or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

     Section 5.06. Certificates Of Stock. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the president or a vice president and the secretary or an assistant secretary, or be authenticated by facsimiles of the signature of the president and secretary or by a facsimile of the signature of the president and the written signature of the secretary or an assistant secretary. Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the board of directors or the Bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof.

     Section 5.07. Representations Of Shares Of Other Corporations. The president or any vice president and the secretary or assistant secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or
corporations  standing  in  the name of  this  corporation.   The
authority herein granted to said officers to vote or represent on behalf of this corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

     Section 5.08. Inspection Of Bylaws. The corporation shall keep in its principal office for the transaction of business the original or a copy of the Bylaws as amended, or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

                   Article VI.    - Amendments

     Section 6.01. Power Of Shareholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders.

     Section 6.02. Power Of Directors. Subject to the right of shareholders as provided in Section 6.01of this Article VI to adopt, amend or repeal Bylaws, Bylaws other than a By-law or amendment thereof changing the authorized number of directors may be adopted, amended or repealed by the board of directors.

     Section 6.03.  Action By Directors Through Consent In Lieu Of
Meeting.   Any  action required or permitted to be taken  at  any
meeting of the board of directors or of any committee thereof, may be taken without a meeting, if all the members of the board
or  of  such  committee  thereto sign a  written  consent.   Such
written consent shall be filed with the minutes of proceedings of the board or committee.

         Article VII.   - Officer & Directory Indemnity

          The Corporation shall indemnify any current or former director or officer and may indemnify any current or former employee or agent of the Corporation to the fullest extent not prohibited by law, which is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director or officer and may pay for or reimburse the reasonable expenses incurred by any such current or former employee or agent, in any such proceeding in advance of the final disposition of the proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification under this Section 9 and (ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this
Article VII. No amendment to this Article VII that limits the Corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the person. This
Article VII shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of stockholders or other document arrangement.